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                                                    Registration No.
                                                                     -----------



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                H-QUOTIENT, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


                  Virginia                                    54-1947753
----------------------------------------------        --------------------------
(State or other jurisdiction of incorporation)        (IRS Employer I.D. Number)

                      8150 Leesburg Pike, Vienna, VA 22182
               ---------------------------------------------------
               (Address of principle executive offices) (Zip Code)

                            EQUITY COMPENSATION PLAN
                             (Full Title of Plan(s))

                                  Douglas Cohn
                                    President
                                H-Quotient, Inc.
                               8150 Leesburg Pike
                                Vienna, VA 22182
                                 (703) 752-0690

            ---------------------------------------------------------
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
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                         CALCULATION OF REGISTRATION FEE

-------------------------- ------------------ --------------------- --------------------- ---------------------
                            Maximum Amount      Proposed Maximum      Proposed Maximum
Title of Securities              to be              Offering             Aggregate             Amount of
To be Registered:           Registered (1):      Price Per Share (2)   Offering Price      Registration Fee:
-------------------------- ------------------ --------------------- --------------------- ---------------------
Common Stock, Par Value,
$.0001 per share               2,000,000             $0.63             $1,260,000.00            $101.95
-------------------------- ------------------ --------------------- --------------------- ---------------------


(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of the Registrant's Common Stock on June 4, 2003, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the OTC Bulletin Board.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference    X Yes         No


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents, which are filed or are in the process of being filed with the Securities Exchange Commission, are hereby incorporated by reference in this Registration Statement.

(a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 and filed pursuant to Section 15(d) of the 1934 Act.

(b) The Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 2003 filed pursuant to Section 15(d) of the 1934 Act.

(c) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.


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ITEM 4.   DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest extent permitted by Virginia law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Virginia law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

         (7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on this 10th day of June, 2003.

                                         H-QUOTIENT, INC.
                                         By: /s/ Douglas Cohn
                                          -----------------------------------
                                         Douglas Cohn, President,
                                         and Chief Accouting Officer


Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Douglas Cohn, President, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, and in any and all capacities (until revoked in writing) to sign any and all capacities (including post-effective amendments and amendments thereto) this Registration Statement on Form S-8 of H-Quotient, Inc. and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                TITLE                                     DATE
------------------------      --------------------                  -------------

/s/ Douglas Cohn               President, Chief Accounting Officer  June 10, 2003
-----------------------        and Director
    Douglas Cohn



INDEX TO EXHIBITS

NO. DESCRIPTION
---      -----------
5        Opinion and Consent of Counsel
23       Consent of  Aronson & Company
24       Power of Attorney (set forth on signature page hereto)


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